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Issuer: Carrizo Oil & Gas, Inc.                        CUSIP Number: 144577 10 3


                                                                      SCHEDULE A




                            CHASE CAPITAL CORPORATION
                            -------------------------



                               Executive Officers
                               ------------------


Chairman & Chief Executive Officer                William B. Harrison, Jr.*

President                                         Jeffrey C. Walker**

Executive Vice President                          Mitchell J. Blutt, M.D.**

Vice President & Secretary                        Gregory Meridith*

Assistant Secretary                               Robert C. Carroll*

Assistant Secretary                               Anthony J. Horan*

Assistant Secretary                               Denise G. Connors*




                                    Directors
                                    ---------

                            William B. Harrison, Jr.*
                               Jeffrey C. Walker**





------------------------
* Principal occupation is employee and/or officer of Chase. Business address is c/o The Chase Manhattan Corporation, 270 Park Avenue, New York, New York 10017.


** Principal occupation is employee of Chase and/or general partner of Chase Capital Partners. Business address is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor, New York, NY 10017.


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